EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2021 RESULTS

Total Net Sales Growth of 71.9% vs. Q2 FY2020

Gross Margin of 68.7% vs. Q2 FY2020 of 59.4%

Gross Profit Growth of 98.8% vs. Q2 FY2020

Quincy, MA – September 9, 2021 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the second quarter ended July 31, 2021.

Claire Spofford, President and Chief Executive Officer of J.Jill, Inc. stated, “We are pleased with our second quarter results and the sequential topline improvement we delivered. This performance was driven by strong full price selling as our customers continue to respond to the newness and novelty we are flowing into the assortment both online and in our stores. While we are still in the initial phase of this next chapter for J.Jill, our results to date are testament to the stronger foundation we have and the opportunity we continue to see in front of us for this great brand.”

Ms. Spofford continued, “We enter the back-half of the year with further confidence in our ability to execute against our objectives. While we, like others in the industry, expect to experience increased headwinds from supply chain disruption, we continue to position J.Jill for long term sustainable growth.”

For the second quarter ended July 31, 2021:

•

Total net sales for the thirteen weeks ended July 31, 2021 were up 71.9% to $159.2 million compared to $92.6 million for the thirteen weeks ended August 1, 2020. Second quarter 2020 sales were negatively impacted by the closure of stores for approximately half the quarter due to the COVID-19 pandemic.

•	Direct to consumer net sales grew 11.3% over 2020 and represented 46.4% of total net sales, compared to 71.6% in the second quarter of fiscal 2020.
•

Gross profit was $109.4 million compared to $55.0 million in the second quarter of fiscal 2020. Gross margin was 68.7% compared to 59.4% in the second quarter of fiscal 2020. The year over year gross margin increase was driven by strong full price selling.

•

SG&A was $85.8 million compared to $77.7 million in the second quarter of fiscal 2020. In comparing the second quarter of fiscal 2021 to fiscal 2020, SG&A benefited from $6.5 million of lower non-recurring and other one-time expenses primarily the result of lower costs incurred in response to the COVID-19 pandemic. Excluding certain one-time costs and COVID-19 related costs from both periods, SG&A as a percentage of total net sales was 53.5% compared to 76.2% in the second quarter of fiscal 2020.

•	Income from operations was $23.5 million compared to a loss of $21.8 million in the second quarter of fiscal 2020.
•

Adjusted Income from Operations*, which excludes the non-recurring items and impairment charges, was $24.1 million compared to Adjusted Loss from Operations* of $15.6 million in the second quarter of fiscal 2020.

•	Interest expense was $4.7 million compared to $4.2 million in the second quarter of fiscal 2020.
•

During the second quarter of fiscal 2021, the Company recorded $39.0 million of non-cash charges associated with mark-to-market adjustments for the outstanding warrants and an embedded derivative associated with the Company’s Priming term loan.  The mark-to-market adjustment was caused by the impact of J.Jill’s higher stock price on the valuation of the Company’s option to either paydown $4.9 million of principal on May 31, 2021 or issue additional shares to the lenders and the related antidilution provision in the warrant agreement.

•

During the second quarter of fiscal 2021, the Company recorded an income tax provision of $4.4 million compared to a benefit of $7.0 million in the second quarter of fiscal 2020 and the effective tax rate was -22.0% compared to 27.0% in the second quarter of 2020.

•

Net loss was $24.6 million, which includes $39.0 million related to the fair value adjustment of the warrants and the Priming Loan embedded derivative, compared to a loss of $19.0 million in the second quarter of fiscal 2020.

•

Net loss per share was $1.98 compared to a net loss of $2.13 in the second quarter of fiscal 2020 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2021 was $0.93 compared to a loss of $1.58 in the second quarter of 2020.

•	Adjusted EBITDA* for the second quarter of fiscal 2021 was $32.7 million compared to a loss of $6.5 million in the second quarter of fiscal 2020.
•	The Company closed 4 stores in the second quarter of fiscal 2021 and ended the quarter with 261 stores.

For the twenty-six weeks ended July 31, 2021:

•

Total net sales for the twenty-six weeks ended July 31, 2021 were up 57.0% to $288.3 million compared to $183.6 million for the twenty-six weeks ended August 1, 2020. Sales for the twenty-six weeks ended August 1, 2020 were negatively impacted by the closure of stores due to the COVID-19 pandemic.

•	Direct to consumer net sales grew 21.1% over 2020 and represented 51.3% of total net sales, compared to 66.6% in the twenty-six weeks ended August 1, 2020.
•

Gross profit was $197.2 million compared to $105.2 million in the twenty-six weeks ended August 1, 2020. Gross margin was 68.4% compared to 57.3% in the twenty-six weeks ended August 1, 2020. The year over year gross margin increase was driven by strong full price selling.

•

SG&A was $165.0 million compared to $165.6 million in the second quarter of fiscal 2020. In comparing the twenty-six weeks ended July 31, 2021 to the twenty-six weeks ended August 1, 2020, SG&A benefited from $8.2 million of lower non-recurring expenses primarily the result of lower costs incurred in response to the COVID-19 pandemic and non-cash adjustments of $0.3 million associated with exiting store leases earlier than anticipated. Excluding certain one-time costs and COVID-19 related costs from both periods as well as the non-cash adjustments from the twenty-six weeks ended July 31, 2021, SG&A as a percentage of total net sales was 57.0% compared to 85.2% in the twenty-six weeks ended August 1, 2020.

•	Income from operations was $32.2 million compared to a loss of $111.6 million in the twenty-six weeks ended August 1, 2020.
•

Adjusted Income from Operations*, which excludes the non-recurring items and impairment charges, was $33.0 million compared to Adjusted Loss from Operations* of $51.2 million in the twenty-six weeks ended August 1, 2020. For the twenty-six weeks ended July 31, 2021, the Company did not incur any impairment charges compared to $51.1 million of impairment charges in the twenty-six weeks ended August 1, 2020.

•	Interest expense was $9.6 million compared to $8.9 million in the twenty-six weeks ended August 1, 2020.
•

During the twenty-six weeks ended July 31, 2021, the Company recorded $59.8 million of non-cash charges associated with mark-to-market adjustments for the outstanding warrants and an embedded derivative associated with the Company’s Priming term loan.  The mark-to-market adjustment was caused by the impact of J.Jill’s higher stock price on the valuation of the Company’s option to either paydown $4.9 million of principal on May 31, 2021 or issue additional shares to the lenders and the related antidilution provision in the warrant agreement.

•

During the twenty-six weeks ended July 31, 2021, the Company recorded an income tax provision of  $5.8 million compared to a benefit of $31.2 million in the twenty-six weeks ended August 1, 2020, and the effective tax rate was -15.7% compared to 25.9% in the twenty-six weeks ended August 1, 2020.

•

Net loss was $43.0 million which includes $59.8 million related to the fair value adjustment of the warrants and the Priming Loan embedded derivative, compared to a loss of $89.3 million in the twenty-six weeks ended August 1, 2020.

•

Net loss per share was $3.88 compared to a net loss of $10.01 in the twenty-six weeks ended August 1, 2020 including the impact of non-recurring items. Excluding the impact of these items, Adjusted Net Income per Diluted Share* in the twenty-six weeks ended July 31, 2021 was $1.17 compared to a loss of $4.81 in the twenty-six weeks ended August 1, 2020.

•	Adjusted EBITDA* for the twenty-six weeks ended July 31, 2021 was $49.6 million compared to a loss of $32.3 million in the twenty-six weeks ended August 1, 2020.
•	The Company closed 6 stores in the twenty-six weeks ended July 31, 2021 and ended the period with 261 stores.

Balance Sheet Highlights

•	The Company ended the second quarter of fiscal 2021 with $18.1 million in cash and $29.8 million of total availability under its revolving credit agreement.
•	Inventory at the end of the second quarter of fiscal 2021 decreased 24.5% to $48.5 million compared to $64.2 million at the end of the second quarter of fiscal 2020.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

The impact of the COVID-19 pandemic and the pace at which there are new developments, locally and globally, has created a great deal of uncertainty. Consequently, the Company is not providing financial guidance at this time but expects to close about 20 stores in fiscal 2021. The Company now expects total capital spend in fiscal 2021 to be approximately $8.0 million.

Recent Developments

As previously disclosed in the 8-K filed on August 30, 2021, on August 27, 2021, the Company made a voluntary prepayment of   $25.0 million in aggregate principal amount of its term loans, plus accrued and unpaid interest thereon, in accordance with that certain Priming Term Loan Credit Agreement. By making the prepayment, the Company avoids an increase to the interest rate under the Credit Agreement for each interest period on or after August 31, 2021.

Conference Call Information

A conference call to discuss second quarter 2021 results is scheduled for today, September 9, 2021, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (844) 502-5028 or (647) 689-5145 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 1689079 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 585-8367 or (416) 621-4642. The pin number to access the telephone replay is 1689079. The telephone replay will be available until Friday, September 17, 2021.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through 261 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income (Loss) from Operations, which represents operating income (loss) plus impairments of goodwill, intangible assets and other long-lived assets and other non-recurring expense and one-time items.  We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income (Loss), which represents net income (loss) plus impairments of goodwill, intangible assets and other long-lived assets, fair value adjustments of warrants and derivatives and other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Diluted Earnings (Loss) per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets; the impact of the COVID-19 epidemic on the Company and the economy as a whole; post-pandemic changes in customer behavior and the timeline of economic recovery; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to regain compliance with the continued listing criteria of the NYSE; the Company’s ability to execute its plan to regain compliance with the continued listing criteria of the NYSE and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 31, 2021	August 1, 2020
Net sales	$159,236	$92,636
Costs of goods sold	49,883	37,616
Gross profit	109,353	55,020
Selling, general and administrative expenses	85,846	77,737
Impairment of long-lived assets (a)	—	(893)
Impairment of goodwill	—	-
Impairment of intangible assets	—	-
Operating income (loss)	23,507	(21,824)
Fair value adjustment of derivative	625	-
Fair value adjustment of warrants - related party (b)	38,338	-
Interest expense	4,217	4,244
Interest expense, net - related party	529	-
Loss before provision for income taxes	(20,202)	(26,068)
Income tax provision (benefit)	4,446	(7,034)
Net loss and total comprehensive loss	$(24,648)	$(19,034)
Net loss per common share attributable to common shareholders
Basic	$(1.98)	$(2.13)
Diluted	$(1.98)	$(2.13)
Weighted average number of common shares outstanding
Basic	12,450,351	8,953,431
Diluted	12,450,351	8,953,431

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)	The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from May 1, 2021 through May 31, 2021.

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020
Net sales	$288,322	$183,605
Costs of goods sold	91,143	78,420
Gross profit	197,179	105,185
Selling, general and administrative expenses	164,985	165,645
Impairment of long-lived assets (a)	—	26,587
Impairment of goodwill	—	17,900
Impairment of indefinite-lived intangible assets	—	6,620
Operating income (loss)	32,194	(111,567)
Fair value adjustment of warrants - related party	2,775	-
Interest expense, net - related party (b)	56,984	-
Interest expense, net	8,563	8,887
Interest expense, net - related party	990	-
Loss before provision for income taxes	(37,118)	(120,454)
Income tax provision (benefit)	5,838	(31,151)
Net loss and total comprehensive loss	$(42,956)	$(89,303)
Net loss per common share attributable to common shareholders:
Basic	$(3.88)	$(10.01)
Diluted	$(3.88)	$(10.01)
Weighted average number of common shares outstanding:
Basic	11,058,351	8,917,807
Diluted	11,058,351	8,917,807

(a)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(b)	The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from January 30, 2021 through May 31, 2021.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	July 31, 2021	January 30, 2021
Assets
Current assets:
Cash	$18,101	$4,407
Accounts receivable	5,506	7,793
Inventories, net	48,492	58,034
Prepaid expenses and other current assets	43,410	43,035
Total current assets	115,509	113,269
Property and equipment, net	63,991	73,906
Intangible assets, net	84,843	88,976
Goodwill	59,697	59,697
Operating lease assets, net	145,277	161,135
Other assets	157	199
Total assets	$469,474	$497,182
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$37,783	$56,263
Accrued expenses and other current liabilities	49,009	43,854
Current portion of long-term debt	7,690	2,799
Current portion of operating lease liabilities	34,793	37,967
Borrowings under revolving credit facility	—	11,146
Total current liabilities	129,275	152,029
Long-term debt, net of discount and current portion	220,053	225,401
Long-term debt, net of discount and current portion - related party	4,301	3,311
Deferred income taxes	14,270	13,835
Operating lease liabilities, net of current portion	160,916	179,022
Warrants - related party (Note 8)	—	15,997
Derivative liability (Note 8)	—	2,436
Other liabilities	1,525	2,049
Total liabilities	530,340	594,080
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 9,984,564 and 9,631,633 shares issued and outstanding at July 31, 2021 and January 30, 2021, respectively	100	97
Additional paid-in capital	208,348	129,363
Accumulated deficit	(269,314)	(226,358)
Total shareholders’ deficit	(60,866)	(96,898)
Total liabilities and shareholders’ deficit	$469,474	$497,182

J.Jill, Inc.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 31, 2021	August 1, 2020
Net loss	$(24,648)	$(19,034)
Fair value adjustment of derivative	625	-
Fair value adjustment of warrants - related party (a)	38,338	-
Interest expense, net	4,217	4,244
Interest expense, net - related party	529	-
Income tax provision (benefit)	4,446	(7,034)
Depreciation and amortization	7,295	8,277
Equity-based compensation expense (b)	649	615
Write-off of property and equipment (c)	630	244
Adjustment for costs to exit retail stores (d)	9	(402)
Impairment of long-lived assets (e)	—	(893)
Other non-recurring items (f)	616	7,523
Adjusted EBITDA	$32,706	$(6,460)

	For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020

Net loss	$(42,956)	$(89,303)
Fair value adjustment of derivative	2,775	-
Fair value adjustment of warrants - related party (a)	56,984	-
Interest expense, net	8,563	8,887
Interest expense, net - related party	990	-
Income tax benefit	5,838	(31,151)
Depreciation and amortization	14,871	17,313
Equity-based compensation expense (b)	1,092	1,291
Write-off of property and equipment (c)	716	256
Adjustment for costs to exit retail stores (d)	(710)	(402)
Impairment of goodwill and other intangible assets	—	24,520
Impairment of long lived assets (e)	—	26,587
Other non-recurring items (f)	1,468	9,707
Adjusted EBITDA	$49,631	$(32,295)

(a)	The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from the beginning of the respective period through May 31, 2021.
(b)

Represents expenses associated with equity incentive instruments granted to our management and board of directors.  Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.

(c)	Represents the net gain or loss on the disposal of fixed assets.
(d)	Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(e)

Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements. For the thirteen weeks ended August 1, 2020, the Company recognized a benefit (or reversal of prior period impairment) caused by the adjustment of the operating lease liability related to stores that were permanently closed during the period.

(f)	Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	July 31, 2021	August 1, 2020
Operating income (loss)	$23,507	$(21,824)
Adjustment for costs to exit retail stores (a)	9	(402)
Impairment of long-lived assets (b)	—	(893)
Other non-recurring items (c)	616	7,523
Adjusted income (loss) from operations	$24,132	$(15,596)

	For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020

Operating loss	$32,194	$(111,567)
Adjustment for costs to exit retail stores (a)	(710)	(402)
Impairment of goodwill and other intangible assets	—	24,520
Impairment of long-lived assets (b)	—	26,587
Other non-recurring items (c)	1,468	9,707
Adjusted income (loss) from operations	$32,952	$(51,155)

(a)	Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(b)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(c)	Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

J.Jill, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Income (Loss)

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	July 31, 2021	August 1, 2020
Net loss and total comprehensive loss	$(24,648)	$(19,034)
Add: Income tax provision (benefit)	4,446	(7,034)
Loss before provision for income tax	(20,202)	(26,068)
Add: Fair value adjustment of derivative	625	—
Add: Fair value adjustment of warrants - related party (a)	38,338	—
Add: Adjustment for costs to exit retail stores (b)	9	(402)
Add: Impairment of long-lived assets (c)	—	(893)
Add: Other non-recurring items (d)	616	7,523
Adjusted income (loss) before income tax benefit	19,386	(19,840)
Less: Adjusted tax provision (benefit) (e)	6,242	(5,654)
Adjusted net income (loss)	$13,144	$(14,186)
Adjusted net income (loss) per common share
Diluted	$0.93	$(1.58)
Weighted average number of common shares
Diluted	14,092,520	8,953,431

	For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020
Net loss and total comprehensive loss	$(42,956)	$(89,303)
Add: Income tax benefit	5,838	(31,151)
Loss before income tax benefit	(37,118)	(120,454)
Add: Fair value adjustment of derivative	2,775	—
Add: Fair value adjustment of warrants - related party (a)	56,984	—
Add: Adjustment for costs to exit retail stores (b)	(710)	(402)
Add: Impairment of goodwill and other intangible assets	—	24,520
Add: Impairment of long-lived assets (c)	—	26,587
Add: Other non-recurring items (d)	1,468	9,707
Adjusted loss before income tax benefit	23,399	(60,042)
Less: Adjusted tax benefit (e)	7,534	(17,112)
Adjusted net income (loss)	$15,865	$(42,930)
Adjusted net income (loss) per common share
Diluted	$1.17	$(4.81)
Weighted average number of common shares
Diluted	13,586,297	8,917,807

(a)	The fair value adjustment of warrants increased due to the increase in J.Jill’s stock price from the beginning of the respective period through May 31, 2021.
(b)	Represents non-cash adjustments associated with exiting store leases earlier than anticipated.
(c)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(d)	Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.
(e)

The adjusted tax provision for adjusted net income is estimated by applying a rate of 32.2% for the second quarter of fiscal 2021 and 28.5% for the second quarter of fiscal 2020 to the adjusted loss before income tax benefit.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241

Brand Media:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916